Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March __, 2024, with respect to the consolidated financial statements included in the Annual Report of VirTra, Inc. on Form 10-K for the years ended December 31, 2023 and 2022. We consent to the incorporation by reference of said report in the Registration Statements of VirTra, Inc. on Form S-3 (File No. 333-261145) and on Form S-8 (File No. 333-227260).

Haynie & Company

Salt Lake City, Utah

April 1, 2024